Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-27293 and 333-109235) of Kellogg Company of our report dated June 23, 2010 relating to the financial statements and supplemental schedule of Kellogg Company Savings and Investment Plan, which appears in this Form 11-K.

Detroit, Michigan

June 23, 2010